EXHIBIT 10.1

                            SHARE PURCHASE AGREEMENT

            THIS SHARE PURCHASE AGREEMENT ("Agreement") dated as of July 24, 2000, is entered into by and among Interstate Bakeries Corporation, a Delaware corporation ("IBC"), Ralston Purina Company, a Missouri corporation ("Ralston"), and Tower Holding Company, Inc., a Delaware corporation ("Tower Holding"), a corporation wholly-owned by Ralston and the successor to VCS Holding Company. Ralston and Tower Holding are hereinafter called the "Sellers."

                                     RECITAL

            Tower Holding is the record owner of 30,346,154 shares of the Common Stock, $.01 par value, of IBC. Sellers desire to sell, and IBC desires to purchase 15,498,000 of such shares (the "Offered Shares"), as hereinafter provided.

                                    AGREEMENT

            1. CONVEYANCE. Subject to the provisions of this Agreement, the Sellers agree to sell, assign, transfer and convey to IBC, and IBC agrees to purchase, good and unencumbered record title and beneficial ownership to the Offered Shares, free and clear of any security interests, liens or encumbrances of any kind, as follows:

                  (a) The price per share payable by IBC for each Offered Share shall be the average closing price per share for the Common Stock, $.01 par value, of IBC trading regular way on the New York Stock Exchange for the most recent 20 consecutive trading days ending on and including July 31, 2000 (the "Share Price").

                  (b) On August 1, 2000, Sellers shall sell and IBC shall buy that number of the Offered Shares that can be purchased at the Share Price per share for an aggregate purchase price of $40 million.

                  (c) On September 1, 2000, Sellers shall sell and IBC shall purchase the balance of the Offered Shares not purchased on August 1, 2000, for the sum of (i) the Share Price per share multiplied by the balance of the Offered Shares; plus (ii) an amount equal to the 30-day LIBOR published in the Wall Street Journal on August 1, 2000, plus 150 basis points, multiplied by a fraction equal to 31/360, applied to the total payment to be made by IBC under
Section 1(c)(i)."

                  (d) All payments by IBC hereunder shall be by wire transfer of immediately available funds, in accordance with wire transfer instructions provided by Sellers, against receipt of certificates representing the Offered Shares then to be purchased, together with stock powers sufficient to accomplish such transfer.

            2. REPRESENTATIONS AND WARRANTIES OF SELLERS. The Sellers represent and warrant to IBC as follows:

                  (a) Sellers have full corporate power and authority to enter into and consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each Seller, and constitutes the valid and binding agreement of each Seller, enforceable in accordance with its terms, except as such enforcement may be limited by laws affecting or relating to creditors' rights generally, and to general principles of equity.

                  (b) The execution and delivery of this Agreement by the Sellers does not violate, conflict with or result in a breach of any provision of, or constitute default under the Articles of Incorporation or Certificate of Incorporation of either Seller, nor any agreement or law applicable to either Seller. No consents, approvals or filings, other than such as have heretofore been obtained or made are required prior to or to authorize the sale of the Offered Shares as herein contemplated.

            3. REPRESENTATIONS AND WARRANTIES OF IBC. IBC represents and warrants to Sellers as follows:

                  (a) IBC has full corporate power and authority to enter into and consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by IBC, and constitutes the valid and binding agreement of IBC, enforceable in accordance with its terms, except as such enforcement may be limited by laws affecting or relating to creditors' rights generally, and to general principles of equity.

                  (b) The execution and delivery of this Agreement by IBC does not violate, conflict with or result in a breach of any provision of, or constitute a default under the Certificate of Incorporation of IBC, nor any agreement or law applicable to IBC. No consents, approvals or filings are required prior to or to authorize the purchase of the Offered Shares as herein contemplated.

            4. FURTHER ASSURANCES. Each of the parties hereto agrees that from time to time it shall promptly execute and deliver all further instruments and documents, and take all such further action, that may be necessary or appropriate, as reasonably requested by any other party, in order to accomplish the sale and purchase of the Offered Shares pursuant to this Agreement and the sale of the Offered Shares pursuant hereto.

            5. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware.

            IN WITNESS WHEREOF, IBC and the Sellers have executed this Agreement on the date first above written.

                                       RALSTON PURINA COMPANY



                                       By: /S/ JAMES M. NEVILLE
                                          -------------------------------------
                                          Title:


                                       TOWER HOLDING COMPANY, INC.



                                       By: /S/ NANCY E. HAMILTON
                                          -------------------------------------
                                          Title:


                                       INTERSTATE BAKERIES CORPORATION


                                       By: /S/ RAY SANDY SUTTON
                                          -------------------------------------
                                          Title:  Vice President